            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration
Statement on Form F-3 of our report dated May 3, 2005 relating to the financial statements of Societe des Mines de Morila S.A., which appears in Randgold
Resources Limited's Annual Report on Form 20-F for the year ended December 31,
2004. We also consent to the reference to us under the heading "Experts" in such
Registration Statement.

/s/ PricewaterhouseCoopers, Inc.
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PricewaterhouseCoopers, Inc.
Johannesburg, South Africa
19 August 2005